EXHIBIT 4.4

SUPPLEMENTAL INDENTURE
SUPPLEMENTAL INDENTURE, dated as of April 29, 2015 (this “Supplemental Indenture”), by and between Carrols Restaurant Group, Inc., a Delaware corporation (the “Issuer”), and The Bank of New York Mellon Trust Company, N.A., a national banking association, as Trustee (the “Trustee”) under the Indenture referred to below.
W I T N E S S E T H:
WHEREAS, the Issuer, the Guarantors named therein and the Trustee are parties to an Indenture, dated as of May 30, 2012 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of 11.25% Senior Secured Second Lien Notes due 2018 of the Issuer (the “Notes”);
WHEREAS, Section 9.2(a) of the Indenture provides that with the consent of the Holders of not less than a majority in aggregate principal amount of outstanding Notes, the Issuer, the Guarantors and the Trustee may enter into an indenture or indentures supplemental to the Indenture (together with the other consents required thereby) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or the Notes or of modifying in any manner the rights of the Holders of the Notes under the Indenture, including the definitions therein;
WHEREAS, Section 9.2(b) of the Indenture provides that any amendment to, or waiver of, the provisions of the Indenture or any Security Document that has the effect of releasing all or substantially all of the Collateral from the Liens securing the Notes other than in accordance with the Indenture and the Security Documents or modifying the Intercreditor Agreement in any manner adverse in any material respect to the Holders of the Notes will require the consent of the Holders of at least 66 ⅔% in aggregate principal amount of the Notes (including, for the avoidance of doubt, Additional Notes) then outstanding, voting as one class;
WHEREAS, the Issuer desires to amend the Indenture and the Security Documents to (i) change or eliminate certain provisions of the Indenture or the Notes, or modify the rights of Holders of the Notes under the Indenture, as specified herein and (ii) release all of the Collateral from the Liens securing the Notes with the consent of Holders of at least 66 ⅔% in aggregate principal amount of the outstanding Notes;
WHEREAS, the consent of each Holder is not required to enact the amendments contained herein;
WHEREAS, pursuant to an Offer to Purchase and Consent Solicitation Statement dated April 15, 2015 (as amended or supplemented, the “Tender Offer”), the Issuer has offered to purchase any and all of the outstanding Notes and has proposed certain amendments to the Indenture and the Security Documents;

WHEREAS, the Holders of at least 66 ⅔% in aggregate principal amount of the outstanding Notes have tendered their Notes for purchase by the Issuer in connection with the Tender Offer and have approved the proposed amendments described in this Supplemental Indenture; and
WHEREAS, all acts and requirements necessary to make this a legal, valid and binding agreement of the Issuer have been done.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer and the Trustee mutually covenant and agree for the benefit of the Holders of the Notes as follows:

ARTICLE I
AMENDMENTS TO INDENTURE

Section 1.01    Amendments.
a.    Sections 4.3, 4.5, 4.7, 4.8, 4.9, 4.11, 4.12, 4.13, 4.16, 4.18, 4.19, 5.1, 5.2, 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7, 10.8, 10.9 and 10.10, the first sentence of clause (a), clauses (a)(1)-(4), the first sentence of clause (b), (b)(1) and (b)(2) of Section 4.10, clauses (6), (7) and (9) of Section 6.1, the second paragraph of Section 6.2, clauses (7), (11), (12) and (13) of Section 9.1 and clause (b) of Section 11.6 of the Indenture are hereby deleted in their entirety.
b.    The last sentence of Section 2.4 of the Indenture is hereby deleted in its entirety.
c.    The first paragraph of Section 2.17 of the Indenture is hereby amended to delete the phrase “including Section 4.9” appearing in the first sentence thereof.
d.    Section 3.3 of the Indenture is hereby amended to delete the words "30 but not more than 60 days" appearing in the first sentence thereof, and to insert the words "three (3) Business Days" between the words "least" and "before" appearing in the first sentence thereof.
e.    Clause (a) of Section 3.7 of the Indenture is hereby amended to delete the words "30 nor more than 60 days'" appearing thereof and to insert the words "three (3) Business Days'" between the words "than" and "prior" appearing thereof, and clause (b) of Section 3.7 of the Indenture is hereby amended to delete the words "30 nor more than 60 days'" appearing thereof and to insert the words "three (3) Business Days'" between the words "than" and "notice" appearing thereof.
f.    The first paragraph of Section 4.15 of the Indenture is hereby amended to delete the words “and Article V” and the phrase "as the case may be" appearing in the first sentence thereof.
g.    The second paragraph of Section 4.17 of the Indenture is hereby amended to delete the phrase “Subject to Section 4.19,” appearing in the first sentence thereof.

h.    The final paragraph of Section 6.1 of the Indenture is hereby amended to delete the words “Delivery of reports, information and documents to the Trustee under Section 4.3 is for informational purposes only and” appearing in the second sentence thereof.
i.    Section 8.3 of the Indenture is hereby amended to insert the word "and" before the word "4.17" appearing in the first sentence thereof, to delete the words “4.3," "4.7, 4.8, 4.9," "4.11, 4.12," "4.16," and "4.18, 4.19 and 5.1” appearing in the first sentence thereof, to insert the word "and" before the word "(5)" appearing in the last sentence thereof and to delete the words "(6), (7) and (9)" appearing in the last sentence thereof.
j.    Clause (5) of Section 9.1 of the Indenture is hereby amended to delete the words "or Collateral Agent" appearing therein.
k.    The final paragraph of Section 11.5 of the Indenture is hereby amended to delete the words "and V" appearing therein.
l.    Any terms defined in the Indenture which are used in any Section of the Indenture which are deleted by any Section of this Supplemental Indenture and which are not otherwise used in any Section of the Indenture not affected by this Supplemental Indenture are hereby deleted.
ARTICLE II
MISCELLANEOUS PROVISIONS
1.Governing Law. THIS SUPPLEMENTAL INDENTURE, THE INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT SUCH PRINCIPLES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
2.Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture. The recitals herein are deemed to be those of the Issuer and not of the Trustee.
3.Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.
4.Headings. The section headings herein are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.
CARROLS RESTAURANT GROUP, INC.
By:/s/ Paul R. Flanders
Name: Paul R. Flanders
Title: VP, CFO & Treasurer
CARROLS CORPORATION
By:/s/ Paul R. Flanders
Name: Paul R. Flanders
Title: VP, CFO & Treasurer

CARROLS LLC
By:/s/ Paul R. Flanders
Name: Paul R. Flanders
Title: VP, CFO & Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee
By:/s/ Lawrence M. Kusch
Name: Lawrence M. Kusch
Title: Vice President